 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2021
EVOLUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38381	46-1385614
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Newport Center Drive, Suite 1200
Newport Beach, California 92660
(Address of principal executive offices) (Zip Code)

(949) 284-4555
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	EOLS	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☑

Item 1.01    Entry into a Material Definitive Agreement.

On March 26, 2021, Evolus, Inc., a Delaware corporation (the “Company”), entered into an open market sales agreement (the “Sales Agreement”) with SVB Leerink LLC, as sales agent (the “Sales Agent”), in connection with the offer and sale from time to time by the Company of shares of the Company’s common stock, par value $0.00001 per share, having an aggregate offering price of up to $75,000,000 (“ATM Shares”). Any ATM Shares to be offered and sold under the Sales Agreement will be issued and sold pursuant to the Company’s previously filed and currently effective registration statement on Form S-3 (File No. 333-230466). A prospectus supplement relating to the offering of ATM Shares was filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2021.

Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of The Nasdaq Stock Market, LLC (“Nasdaq”), to sell ATM Shares from time to time based upon the Company’s instructions, including any price, time or size limits or other customary parameters or conditions the Company may impose.

Under the Sales Agreement, the Sales Agent may sell ATM Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, including, without limitation, sales made directly on or through Nasdaq, on or through any other existing trading market for the Company’s shares of common stock or to or through a market maker. If expressly authorized by the Company, the Sales Agent may also sell ATM Shares in privately negotiated transactions. The Company agreed to pay the Sales Agent a commission equal to 3.0% of the gross proceeds from the sales of ATM Shares pursuant to the Sales Agreement.

The Company made certain customary representations, warranties and covenants in the Sales Agreement. The Sales Agreement also contains customary indemnification obligations of the Company and the Sales Agent, including for liabilities under the Securities Act, and termination provisions.

The provisions of the Sales Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

The Company plans to use the net proceeds from this offering to fund the commercialization of Jeuveau® and for working capital and other general corporate purposes. The Company’s management will have broad discretion over the actual amounts and timing of the expenditure of the net proceeds from the offering of ATM Shares.

The foregoing summary of the terms of the Sales Agreement is subject to, and qualified in its entirety by reference to, the Sales Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
1.1	Sales Agreement, dated March 26, 2021, by and between Evolus, Inc. and SVB Leerink LLC as Sales Agent.
5.1	Opinion of O’Melveny & Myers LLP.
23.1	Consent of O’Melveny & Myers LLP (included in Opinion of O’Melveny & Myers LLP filed as Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolus, Inc.

Dated: March 26, 2021	/s/ David Moatazedi
David Moatazedi
President and Chief Executive Officer